EXHIBIT 5.1

LaBarge Weinstein Professional Corporation

515 Legget Drive, Suite 800

Kanata, Ontario K2K 3G4

June 28, 2007

Adherex Technologies Inc.

4620 Creekside Drive, Suite 200

Research Triangle Park

Durham, North Carolina 27703

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as Ontario counsel to Adherex Technologies Inc. (the “Company”) in connection with the Company’s registration statement on Form S-8 proposed to be filed with the Securities and Exchange Commission (the “Registration Statement”). The Registration Statement relates to 14,400,000 shares of the Company’s common stock, no par value (the “Shares”), which may be issued pursuant to the Company’s Stock Option Plan (the “Plan”). We have reviewed the corporate proceedings of the Company relating to the authorization of the Plan and issuance of the Shares pursuant to the terms of the Plan and such other documents and matters as we have deemed necessary to the rendering of the following opinion. In all such examinations, we have assumed the genuineness of all signatures, the legal capacity at all relevant times of all natural persons signing any documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the authenticity of the originals of such copies

This opinion is limited solely to the laws of the Province of Ontario and the laws of Canada applicable therein.

It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your securities counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transactions to be carried out in accordance with applicable securities laws, the Shares, when paid for and issued in the manner referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be duly authorized, legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus relating thereto, and any amendments thereto.

Very truly yours,

/s/ LaBarge Weinstein PC